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Exhibit 10.1

                       Extension of Co-Marketing Agreement
                          Dated as of December 31, 1999

Pursuant to section 5.1 of the Co-marketing Agreement between Boston Scientific Corporation and Urologix dated August 9, 1999 (the "Agreement"), the term of the Agreement is hereby extended to March 31, 2000. All other terms and provision of the Agreement shall remain unchanged.


Urologix

By  /S/ Chris Geyen
Vice President of Finance

Boston Scientific Corporation

By  /S/ Ruby Chandy
President BSC Microvasive Urology